UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 18, 2018

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1500 Market Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 231-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02.          Results of Operations and Financial Condition.

On July 18, 2018, Radian Group Inc. (“Radian” or the “Company”) issued a news release announcing it has finalized a settlement with the Internal Revenue Service (IRS) related to the IRS’s examination of Radian’s 2000 through 2007 consolidated federal income tax returns. The settlement remains subject to U.S. Tax Court approval. The Company announced, among other things:

  It expects to realize tax benefits of approximately $74 million, which includes both the impact of the settlement with the IRS as well as the reversal of certain previously accrued state and local tax liabilities;
  The company estimates that the settlement and related tax benefits will result in an increase to the Company’s net income per share of $0.34 and book value per share of $0.35, in the second quarter of 2018; and
  The IRS will retain approximately $31 million of the $89 million deposit Radian previously provided to the U.S. Treasury, and the balance will be returned to the Company. Therefore, the impact of the settlement is expected to decrease total available company liquidity by approximately $31 million.

A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in, or furnished with, this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-looking Statements

All statements in this Current Report on Form 8-K that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  These risks and uncertainties include, without limitation:

  the possibility that our estimated liability may not be accurate due to, among other things, the IRS assessing interest at an amount that is different than our current estimated liability and potential additional true-ups of the settlement amounts;
  our ability to obtain approval from the U.S. Tax court for the settlement terms reached between Radian and the IRS and, if such approval is not obtained, the possibility that we would need to make further adjustments, which could be material, to our tax provision and liabilities; and
  the impact of potential audits or examinations of future tax periods.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits.

	99.1*	Radian Group Inc. News Release dated July 18, 2018.

_____________________

*  Furnished herewith.

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Radian Group Inc. News Release dated July 18, 2018.

*   Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: July 18, 2018
By: _/s/ J. Franklin Hall________________
J. Franklin Hall
Senior Executive Vice President and Chief Financial Officer